[DERMA SCIENCES LOGO OMITTED]

DERMA SCIENCES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

and

PROXY STATEMENT

214 Carnegie Center
Suite 100
Princeton, New Jersey

May 21, 2002

DERMA SCIENCES, INC.
214 Carnegie Center, Suite 100
Princeton, NJ 08540
(800) 825-4325

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 21, 2002

To the Shareholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Derma Sciences, Inc., a Pennsylvania corporation (the "Company"), will be held on May 21, 2002, at 10:00 a.m., at the offices of the Company, 214 Carnegie Center, Suite 100, Princeton, New Jersey, for the following purposes:

1.	To elect five directors for the year following the annual meeting or until their successors are elected;

2.	To consider and vote upon ratification of the appointment of Ernst & Young LLP as the Company's independent certified public accountants for the year ended December 31, 2002; and

3.	To transact such other business as may properly come before the meeting and all adjournments thereof.

         Only shareholders of record at the close of business on March 22, 2002, the record date and time fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

         The Board of Directors unanimously recommends that shareholders vote “FOR” (i) the election as directors of the nominees named in the accompanying Proxy Statement, and (ii) the ratification of the selection of Ernst & Young LLP as the Company's independent certified public accountants for the year ended December 31, 2002.

         You are cordially invited to attend the meeting. Whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented. Accordingly, WE URGE YOU TO COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

By Order of the Board of Directors,

EDWARD J. QUILTY
Chairman of the Board

DERMA SCIENCES, INC.
214 Carnegie Center, Suite 100
Princeton, NJ 08540
(800) 825-4325

PROXY STATEMENT

         This statement is furnished by the Board of Directors of Derma Sciences, Inc. (the "Company") in connection with the Board's solicitation of proxies for use at its Annual Meeting of Shareholders (the "Meeting") to be held at 10:00 a.m. on Tuesday, May 21, 2002, at the offices of the Company, 214 Carnegie Center, Suite 100, Princeton, New Jersey, 08540, and at any adjournments thereof. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders.

         If the accompanying form of Proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the Proxy. However, if no instructions are specified, shares will be voted for the election as directors of those nominees named in the Proxy and for ratification of the selection of Ernst & Young LLP as independent certified public accountants for the year ended December 31, 2002. The Board knows of no matters which are to be presented for consideration at the Meeting other than those specifically described in the Notice of Annual Meeting of Shareholders, but if other matters are properly presented, it is the intention of the persons designated as proxies to vote on them in accordance with their judgment.

         A Proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Company at the above address or by delivery of a proxy bearing a later date. Any shareholder may attend the Meeting and vote in person whether or not a Proxy was previously submitted.

         The close of business on March 22, 2002, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Meeting. On the Record Date, the Company had 3,707,109 shares of Common Stock, 272,503 shares of Series A Convertible Preferred Stock, 554,171 shares of Series B Convertible Preferred Stock, 1,119,055 shares of Series C Convertible Preferred Stock and 1,204,680 shares of Series D Convertible Preferred Stock outstanding and entitled to vote. The foregoing shares of Common and Preferred Stock are the only voting securities of the Company. Each share held of record will be entitled to one vote at the Meeting. It is expected that the Notice of Annual Meeting, Proxy Statement and form of Proxy will first be mailed to shareholders on or about March 29, 2002.

         The expense of solicitation will be borne by the Company. The solicitation of Proxies will be largely by mail, but may include telephonic, telegraphic or oral communications by officers or other representatives of the Company. The Company will also reimburse brokers or other persons holding shares in their names or in the names of their nominees for reasonable out-of-pocket expenses in connection with forwarding Proxies and proxy materials to the beneficial owners of such shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of February 28, 2002 certain information regarding the current beneficial ownership of shares of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each officer of the Company, and (iv) all directors and officers of the Company as a group:

                                                         Number of Shares             Percent
Name and Address of Beneficial Owner (1)              Beneficially Owned(14)  Beneficially Owned(14)
----------------------------------------              ----------------------  ----------------------

Srini Conjeevaram (2).................................       4,630,934                55.92%
Kensington Management Group, LLC (3)..................       1,312,000                31.64%
Hambrecht & Quist California (4)......................       1,165,834                23.92%
Redwood Asset Management (5)..........................         916,671                21.05%
Edward J. Quilty (6)..................................         718,324                17.42%
Dolphin Offshore Partners (7).........................         480,002                12.46%
Guerrilla Partners (8)................................         300,000                 8.09%
Stephen T. Wills, CPA, MST (9)........................         229,670                 5.96%
John E. Yetter, CPA (10)..............................          84,000                 2.23%
James T. O'Brien (11).................................          60,350                 1.62%
Mary C. Antensteiner (12).............................          35,000                  (*)
All directors and officers as a group (6 persons) (13)       5,758,278                 (* *)
_________________________
(1)  Except as otherwise noted, the address of each of the persons listed is:
     214 Carnegie Center, Suite 100, Princeton, New Jersey 08540.
(2)  Srini Conjeevaram is a general partner of the Galen III Partnerships. The
     Galen III Partnerships can be reached at: 610 Fifth Avenue, Fifth Floor,
     New York, New York 10020. Includes shares owned by Galen Partners III,
     L.P., Galen Partners International III, L.P. and Galen Employee Fund III,
     L.P. Ownership consists of: 57,000 shares of Common Stock; 125,003 shares of Class A Convertible Preferred Stock ("Class A Preferred"); 416,668
     shares of Class B Convertible Preferred Stock ("Class B Preferred");
     416,668 warrants to purchase Common Stock exercisable at $6.75 per share
     ("Class B Warrants"); 619,055 shares of Class C Convertible Preferred Stock
     ("Class C Preferred"); 1,071,346 shares of Class D Convertible Preferred
     Stock ("Class D Preferred"); 550,003 warrants to purchase Common Stock exercisable at $0.85 per share ("Class E Warrants"); 1,309,441 warrants to purchase common stock exercisable at $0.57 per share ("Class F Warrants");
     and exercisable options to purchase 65,750 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within
     60 days of February 28, 2002.
(3)  Kensington Management Group, LLC can be reached at: 200 Park Avenue, New
     York, New York 10016. Includes shares owned by Kensington Partners L.P.,
     Kensington Partners II L.P., Bald Eagle Fund Ltd., Peter Orthwein Managed
     Account and Peter Orthwein Family Trust. Ownership consists of: 872,000 shares of Common Stock and 440,000 Class E Warrants.
(4)  Hambrecht & Quist California can be reached at: One Bush Street, San
     Francisco, California 94104. Ownership consists of: 122,500 shares of Class
     A Preferred; 101,667 shares of Class B Preferred; 101,667 Class B Warrants;
     400,000 shares of Class C Preferred; and 440,000 Class E Warrants.
(5)  Redwood Asset Management can be reached at: Ovre Ullorn Terrasse 32, 0358
     Oslo, Norway. Ownership consists of: 150,001 shares of Common Stock; 83,334
     Class B Warrants; 100,000 shares of Class C Preferred; 133,334 shares of
     Class D Preferred; and 330,002 Class E Warrants.
(6)  Ownership consists of: 301,684 shares of Common Stock; 9,584 Class B
     Warrants; 220,001 Class E Warrants; and exercisable options to purchase
     187,055 shares of Common Stock. No additional options to purchase Common
     Stock will become exercisable within 60 days of February 28, 2002.
(7)  Dolphin Offshore Partners can be reached at: 129 East 17th Street, New
     York, New York 10003. Ownership consists of: 333,334 shares of Common Stock and 146,668 Class E Warrants.
(8)  Guerrilla Partners can be reached at: 237 Park Avenue, New York, New York
     10017. Includes shares owned by Guerrilla Partners and Guerrilla IRA
     Partners. Ownership consists of: 300,000 shares of Common Stock.

(9)  Ownership consists of: 85,668 shares of Common Stock; 4,584 Class B
     Warrants; 58,668 Class E Warrants; and exercisable options to purchase
     80,750 shares of Common Stock. No additional options to purchase Common
     Stock will become exercisable within 60 days of February 28, 2002.
(10) Ownership consists of: 20,000 shares of Common Stock; and exercisable options to purchase 64,000 shares of Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of February
     28, 2002.
(11) Ownership consists of: 41,600 shares of Common Stock; and exercisable options to purchase 18,750 shares of common stock. No additional options to purchase Common Stock will become exercisable within 60 days of February
     28, 2002.
(12) Ownership consists of: exercisable options to purchase 35,000 shares of
     Common Stock. No additional options to purchase Common Stock will become exercisable within 60 days of February 28, 2002.
(13) Ownership consists of: an aggregate of 5,758,278 shares of Common Stock,
     Class A Preferred, Class B Preferred, Class C Preferred, Class D Preferred,
     Class B Warrants, Class E Warrants, Class F Warrants and options currently exercisable and exercisable within 60 days of February 28, 2002 to purchase shares of Common Stock.
(14) The number of shares beneficially owned and the percent beneficially owned by each entity or individual assume the exercise of all exercisable options
     (including those that would be exercisable within 60 days of February 28,
     2002), the conversion of all convertible bonds into units consisting of warrants to purchase Common Stock and Convertible Preferred Stock and the
     exercise of all warrants and the conversion into Common Stock of all
     Convertible Preferred Stock owned by such entity or individual. The percent beneficially owned is a fraction the numerator of which is the number of shares of Common Stock beneficially owned by each entity or individual and the denominator of which is the number of outstanding shares of Common
     Stock plus the number of shares of Common Stock which would be issued upon exercise by the subject entity or individual of its/his/her own options and warrants, the conversion into units of its/his/her own convertible bonds and the conversion into Common Stock of its/his/her own Convertible
     Preferred Stock. This method of computing the percent beneficially owned results in the aggregate ownership percentages exceeding 100%.
(*)  Less than one percent
(**) In excess of 100 percent. See note 14.

PROPOSAL 1 - ELECTION OF DIRECTORS

         A board of five directors will be elected at the Meeting by the shareholders of the Company to hold office until their successors have been elected and qualify. It is intended that, unless authorization to do so is withheld, the proxies will be voted “FOR” the election of the director nominees named below. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected. However, if any nominee becomes unable to stand for election as a director at the Meeting, an event not now anticipated by the Board, the Proxy will be voted for a substitute designated by the Board.

         The nominees are listed below with brief statements of their principal occupation and other information:

Name of Nominee               Age    Director Since                     Principal Occupation
---------------               ---    --------------                     --------------------

Edward J. Quilty               51    March, 1996       Chairman of the Board and Chief  Executive  Officer of
                                                       the Company

Srini Conjeevaram              43    May, 1998         General Partner and Chief  Financial  Officer of Galen
                                                       Associates

Stephen T. Wills, CPA, MST     45    May, 2000         Vice President and Chief Financial  Officer of Palatin
                                                       Technologies, Inc.

James T. O'Brien               63    May, 2001         President  and  Chief  Executive  Officer  of  O'Brien
                                                       Marketing & Communications

C. Richard Stafford, Esq.      66    Nominee           Consultant to the pharmaceutical industry

         The term of office of each person elected as director will continue until the Company's next Annual Meeting of Shareholders or until his successor has been elected and qualifies.

Information Relative to Directors and Nominees

         Edward J. Quilty has served as Chief Executive Officer of the Company since November, 1996, Chairman of the Board since May, 1996 and as a director of the Company since March, 1996. Mr. Quilty was the Chairman of the Board of Palatin Technologies, Inc., a biopharmaceutical company specializing in peptide drug design for diagnostic and therapeutic agents from November, 1995 until May, 2000. From July, 1994 through November, 1995, he was President and Chief Executive Officer of MedChem Products, Inc., a publicly traded developer and manufacturer of specialty medical products which was acquired by C. R. Bard in November, 1995. From March, 1992 through July, 1994 Mr. Quilty served as President and Chief Executive Officer of Life Medical Sciences, Inc., a developer and manufacturer of specialty medical products including wound healing agents. The assets of Life Medical Sciences were purchased by MedChem Products, Inc. Mr. Quilty has over 25 years of experience in the healthcare industry primarily in strategic planning, management and sales and marketing. Mr. Quilty is a member of the Healthcare Manufacturing Marketing Council. He earned a Bachelor of Science degree from Southwest Missouri State University, Springfield, Missouri in 1972 and a Master of Business Administration degree from Ohio University, Athens, Ohio in 1987.

         Srini Conjeevaram has served as director of the Company since May, 1998. Mr. Conjeevaram has been the General Partner and Chief Financial Officer of Galen Associates, a healthcare venture capital firm, since January, 1991. Prior to his affiliation with Galen Associates, he was an Associate in Corporate Finance at Smith Barney from July, 1989 to December, 1990 and a Senior Project Engineer for General Motors Corporation from April, 1982 to July, 1987. Mr. Conjeevaram serves as a director of Halsey Drug Company, Inc., a publicly traded company. He earned a Bachelor of Science degree in Mechanical Engineering from Madras University, Madras, India, a Master of Science degree in Mechanical Engineering from Stanford University, Stanford, California and a Master of Business Administration in Finance from Indiana University, Bloomington, Indiana.

         Stephen T. Wills, CPA, MST has served as a director of the Company since May, 2000. He also served as Chief Financial Officer of the Company since July, 1997 and Vice President since November, 1997 until his resignation from these positions in July, 2000. Mr. Wills also serves as President and Chief Operating Officer of Golomb, Wills & Company, PC, a public accounting firm, and as Vice President and Chief Financial Officer of Palatin Technologies, Inc., a publicly traded biopharmaceutical company. Mr. Wills is a member of the American Institute of Certified Public Accountants, New Jersey Society of Certified Public Accountants and Pennsylvania Institute of Certified Public Accountants. He earned a Bachelor of Science degree in Accounting from West Chester University, West Chester, Pennsylvania in 1979 and a Master of Science in Taxation from Temple University, Philadelphia, Pennsylvania in 1994.

         James T. O'Brien serves as the President and Chief Executive Officer of O'Brien Marketing & Communications, a full service advertising agency which he formed in 1991. Previously, Mr. O'Brien served from 1989 to 1991 as President and Chief Operating Officer for Elan Corporation (NYSE: ELN), a multi-national medical products and pharmaceutical company. In 1986, Mr. O'Brien founded O'Brien Pharmaceuticals and served as its President and Chief Executive Officer until the acquisition of this company by Elan Corporation. During the period 1980 to 1986, Mr. O'Brien held several division presidencies with the Revlon Health Care Group. Prior to his association with Revlon, he served for seventeen years with Sandoz Pharmaceuticals, Inc., most recently as Vice President of U.S. Marketing and Sales. Mr. O'Brien serves on the boards of directors of Ashni Naturaceuticals, CyDex, Inc., Crititech, Inc., Pharmquest, Inc., Benedictine College and The Sports Connection. He earned a Bachelor of Science in Business Administration from Benedictine College, Atchison, Kansas, in 1960 and attended the Harvard University Advanced Management Program in 1974.

         C. Richard Stafford, Esq. currently serves as a consultant to the pharmaceutical industry. He retired in September, 2001 from the positions of Vice President-Corporate Development and a member of the operating committee of Carter-Wallace, Inc., a multinational manufacturer of pharmaceutical, toiletry and diagnostic products. Prior to joining Carter-Wallace in 1977, Mr. Stafford served since 1974 as President of Caithness Corporation, an equipment leasing and natural resources development firm, and an adjunct professor of law at New York Law School. Before joining Caithness Corporation, he served as Vice President - Corporate Finance since 1971 with Bear, Stearns & Co. Prior to his association with Bear, Stearns, Mr. Stafford served with Bristol-Myers Company since 1966, most recently as Director of Corporate Development. Mr. Stafford earned his Bachelor of Arts, Cum Laude, from Harvard College, Cambridge, Massachusetts, in 1957, his Bachelor of Laws from Harvard Law School, Cambridge, Massachusetts, in 1960 and his Master of Laws from New York University Law School, New York, New York, in 1963.

Compensation of Directors

         For each year of service, outside directors receive options to purchase 35,000 shares of the Company's Common Stock at a price per share equal to the fair market value of the Common Stock on the date of the option grant. To the extent of 20,000 options, 5,000 vest on date of grant and 5,000 per year thereafter. To the extent of 15,000 options, 1,250 vest monthly beginning one month after date of grant and for the next 11 months thereafter. All directors are reimbursed for expenses incurred in connection with each board and committee meeting attended. Inside directors receive no compensation for their services as directors.

Board Committees

         The Company maintains an Audit Committee that is currently composed of Stephen T. Wills, CPA, MST, Srini Conjeevaram and James T. O'Brien. The Audit Committee reviews the results and scope of the audit and the financial recommendations provided by the Company's independent auditors. The Audit Committee operates under a written charter a copy of which is attached hereto as Appendix A. The Audit Committee held four meetings in 2001.

         The Company maintains a Compensation Committee that is currently composed of, Stephen T. Wills, CPA, MST, Srini Conjeevaram and James T. O'Brien. The Compensation Committee reviews the compensation of management and recommends to the Board of Directors the amounts and types of cash and equity incentives to be offered to management. The Compensation Committee held three meetings in 2001.

         The Company maintains a Nominating Committee that is currently composed of Edward J. Quilty, Srini Conjeevaram and Stephen T. Wills, CPA, MST. The Nominating Committee reviews the qualifications of prospective directors for consideration by the Board of Directors as management's nominees for directors. The Nominating Committee held one meeting in 2001.

         The Company will consider nominations for directors submitted by shareholders. Shareholder nominations for election to the Board of Directors must be made by written notification received by the Company not later than sixty days prior to the next annual meeting of shareholders. Such notification shall contain, at a minimum, the following information:

         1.   The name and residential address of the proposed nominee and of each notifying shareholder;

         2.   The principal occupation of the proposed nominee;

         3.   A representation that the notifying shareholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice;

         4.   The total number of shares of the Company owned by the notifying shareholder;

         5.   A description of all arrangements or understandings between the notifying shareholder and the proposed nominee and any other person or persons pursuant to which the nomination is to be made by the notifying shareholder;

         6.   Any other information regarding the nominee that would be required to be included in a proxy statement filed with the SEC; and

         7.   The consent of the nominee to serve as director of the Company, if elected.

         The Committee will return, without consideration, any notice of proposed nomination which does not contain the foregoing information.

         During 2001, there were eight meetings of the Board of Directors.

         The Board of Directors unanimously recommends that shareholders vote “FOR” the election as directors of the nominees listed above.

EXECUTIVE OFFICERS

The executive officers of the Company are:

                                                                            Executive Officer
          Name        Age               Positions with the Company         of the Company Since
          ----        ---               --------------------------         --------------------

Edward J. Quilty       51   Chairman, President and Chief Executive Officer     May, 1996

John E. Yetter, CPA    49   Vice President and Chief Financial Officer          August, 2000

Mary C. Antensteiner   43   Executive Vice President - Sales and Marketing      May, 2000

         Additional information relative to Edward J. Quilty is included in the preceding pages under "Election of Directors."

         John E. Yetter, CPA has served as Vice President and Chief Financial Officer of the Company since August, 2000. Prior to joining the Company, Mr. Yetter held a variety of senior financial positions with Bristol-Myers Squibb. Prior to his association with Bristol-Myers, he held several supervisory financial positions with Cooper Industries, Inc., Price Waterhouse and Hulse Manufacturing Company. Mr. Yetter is a member of the American Institute of Certified Public Accountants and the New York Society of Certified Public Accountants. He earned a Bachelor of Science in Accounting, Magna Cum Laude, from Boston College School of Management, Boston, Massachusetts in 1975.

         Mary C. Antensteiner has served as the Company's Executive Vice President-Sales and Marketing since May, 2000. Prior to assuming her present position, Ms. Antensteiner served as Vice President of Corporate Accounts since July, 1999 and Regional Vice President since being hired by the Company in January, 1999. Prior to her affiliation with the Company, Ms. Antensteiner was Vice President, Sales & Marketing, for Ferris Manufacturing and a Regional Sales Director for FoxMeyer Drug Company. She has also held key sales positions with J. M. Murray and ParMed Pharmaceuticals. Ms. Antensteiner earned a Bachelor of Science degree in Business Management from the State University of New York, Buffalo, New York in 1982.

         Officers are elected by and serve at the discretion of the Board of Directors.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table

         The following table shows all compensation paid by the Company to its Chief Executive Officer, Chief Financial Officer and each of the Company's current officers or directors whose compensation exceeded $100,000 for their services in all capacities during the years 1999, 2000 or 2001:

                                            Annual Compensation
                                           ---------------------      # of Options    All Other
Name and Principal Position      Year      Salary          Bonus        Granted(*)  Compensation
---------------------------      ----      ------          -----      ------------  ------------

Edward J. Quilty                 2001     $187,583           --         225,000           --
Chairman, President and          2000     $168,750           --            --             --
Chief Executive Officer          1999     $150,000        $25,000          --             --

John E. Yetter, CPA              2001     $152,020           --         100,000           --
Vice President and               2000    $  62,077(3)     $15,000(2)     60,000           --
Chief Financial Officer          1999         --             --            --             --

Mary C. Antensteiner             2001     $120,000        $16,000       100,000           --
Executive Vice President -       2000     $115,000           --            --             --
Sales and Marketing              1999     $108,000        $10,000(2)       --             --

Stephen T. Wills, CPA, MST       2001         --         --              35,000           --
Director and former Vice         2000    $  70,125(4)        --          15,000           --
President and Chief Financial    1999     $109,500(4)        --          32,000           --
Officer

John T. Borthwick                2001     $114,762       $14,589         75,000           --
Vice President for Sales         2000     $165,375       --              37,800(1)    $9,962(5)
                                 1999     $180,000       --                --         $9,962(5)
___________________________
(*)  All options have been adjusted for the Company's 5-for-1 stock split effective August 2, 1999.
(1)  Options issued pursuant to the anti-dilution provisions of the subject executive's employment agreement.
(2)  Sign-on bonus.
(3)  Represents compensation earned during the period August through December,
     2000.
(4)  Does not include payments made to an affiliate of Mr. Wills, Golomb, Wills
     & Company, PC. See Certain Relationships and Related Transactions
     below.
(5)  The Company enrolled Mr. Borthwick in a split-dollar life insurance program on July 1, 1993. The monthly premiums are $830.18 for $500,000 of coverage.
     This policy was terminated effective December 31, 2000.

Option Grants Table

         The following table sets forth information regarding grants of stock options to the following named executive officers and directors made during the year ended December 31, 2001:

                                             Percent of Total
                                            Options Granted to   Exercise
                              # of Options     Employees and       Price
Name                             Granted     Directors in 2001   ($/Share)   Expiration Date
----                          ------------  ------------------   ---------   ---------------

Mary A. Antensteiner          100,000 (1)          14.1%           $0.40     August 24, 2011
John T. Borthwick              75,000 (1)          10.6%           $0.40     August 24, 2011
Srini Conjeevaram              35,000 (2)           4.9%           $0.40     May 22, 2011
James T. O'Brien               35,000 (2)           4.9%           $0.40     May 22, 2011
Edward J. Quilty              225,000 (1)          31.7%           $0.40     August 24, 2011
Stephen T. Wills, CPA, MST     35,000 (2)           4.9%           $0.40     May 22, 2011
John E. Yetter, CPA           100,000 (1)          14.1%           $0.40     August 24, 2011

______________________
(1)  Options vest 20% on date of grant and 20% per year thereafter.
(2)  To the extent of 20,000 options, 5,000 vest on date of grant and 5,000 vest on each anniversary of the date of grant until fully vested. To the extent of 15,000 options, 1,250 vest each month beginning June 22, 2001 and monthly thereafter through May 22, 2002.

Aggregate Year End Option Value Table

         The following table sets forth information regarding the aggregate number and value of options to purchase Common Stock held by the named executive officers as of December 31, 2001. No options have been exercised:

                                  Number of Shares                $ Value of Unexercised
                               Underlying Unexercised              In-The-Money Options
                            Options at December 31, 2001          At December 31, 2001 (1)
                           ------------------------------      ------------------------------
Name                       Exercisable      Unexercisable      Exercisable      Unexercisable
----                       -----------      -------------      -----------      -------------

Edward J. Quilty .........   181,055          180,000            $18,000            $72,000

John E. Yetter, CPA ......    60,000          100,000            $10,000            $33,000

Mary C. Antensteiner .....    35,000           80,000             $8,000            $32,000

John T. Borthwick ........    82,800           60,000             $6,000            $24,000

_____________________
(1)  Determined based on the fair market value for the Company's Common Stock at
     December 31, 2001 of $0.80 per share.

Employment Arrangements

Edward J. Quilty

         The Company employed Edward J. Quilty, its Chairman, President and Chief Executive Officer, through May 31, 2001 under an oral agreement providing for compensation at the rate of $175,000 per year. Effective June 1, 2001, the Company executed a one-year employment agreement with Mr. Quilty providing for base compensation in the amount of $200,000 per year and incentive compensation in the discretion of the Company's board of directors. The agreement further provides for the payment of severance compensation in the amount of one-year's base salary upon failure of the Company to renew the agreement for successive one-year terms. In addition, upon a change in control of the Company, Mr. Quilty may, within six-months of the change in control, tender his resignation and receive one-year's severance compensation.

         On August 10, 2001, the compensation committee of the board of directors approved an extension of the term on Mr. Quilty's employment contract through May 31, 2003 and approved an amendment to the severance provisions of his contract increasing severance compensation from one to two years of base compensation at the rate most recently in effect at the time of severance.

John E. Yetter, CPA

         The Company employed John E. Yetter, CPA, its Vice President and Chief Financial Officer, through May 31, 2001 under an oral agreement providing for a sign-on bonus of $15,000 (paid in August, 2000) and compensation at the rate of $150,000 per year. Effective June 1, 2001, the Company executed a one-year employment agreement with Mr. Yetter providing for base compensation in the amount of $160,500 per year and incentive compensation in the discretion of the board of directors. The agreement further provides for the payment of severance compensation in the amount of one-year's base salary upon failure of the Company to renew the agreement for successive one-year terms. In addition, upon a change in control of the Company, Mr. Yetter may, within six-months of the change in control tender his resignation and receive one-year's severance compensation.

Mary C. Antensteiner

         The Company employed Mary C. Antensteiner, its Executive Vice President - Sales and Marketing, through December 31, 2000 pursuant to an employment agreement dated December 30, 1998. The agreement provided that Ms. Antensteiner would receive compensation of $100,000 per year together with performance based bonuses. The agreement also granted Ms. Antensteiner the option to purchase 15,000 shares of the Company's Common Stock at a price of $6.00 per share. These options became exercisable at the rate of 5,000 options on each of December 15, 1999, 2000 and 2001.

         Effective January 1, 2001 the Company executed an employment agreement with Ms. Antensteiner, terminable upon 30 days written notice by either party, providing for base compensation in the amount of $120,000 per year and incentive compensation in the discretion of the Company's president and chief executive officer. The agreement provides that if her employment is terminated by the Company "without cause," the Company shall pay severance compensation in the amount of six-months base compensation at the rate most recently in effect. The agreement further provides that upon a change in control of the Company, Ms. Antensteiner may resign her position, if such change in control results in adverse changes to her responsibilities or status, and receive severance compensation as if she had been terminated without cause.

John T. Borthwick

         The Company employed John T. Borthwick, its Vice President - Sales, through December 31, 2001 pursuant to an employment agreement dated February 1, 2001. The agreement provided that Mr. Borthwick would receive compensation of $110,000 per year together with performance based bonuses. The agreement also granted Mr. Borthwick the immediately exercisable option to purchase 37,800 shares of the Company's Common Stock at a price of $5.93 per share. The agreement further provided that Mr. Borthwick would waive the benefit of any prior employment agreement with the Company, including the severance provisions thereof. In consideration for this waiver, the agreement provided that the Company would forgive the principal and accrued interest under a promissory note in the principal amount of $99,364 payable to the Company by Mr. Borthwick.

         Effective January 1, 2001 the Company executed an employment agreement with Mr. Borthwick, terminable upon 30 days written notice by either party, providing for base compensation in the amount of $110,000 per year and incentive compensation in the discretion of the Company's president and chief executive officer. The agreement provides that if his employment is terminated by the Company "without cause," the Company shall pay severance compensation in the amount of six-months base compensation at the rate most recently in effect. The agreement further provides that upon a change in control of the Company, Mr. Borthwick may resign his position, if such change in control results in adverse changes to his responsibilities or status, and receive severance compensation as if he had been terminated without cause.

Stock Option Plan

         The Company adopted the Stock Option Plan (the "Plan") in July 1991 and amended the Plan in January, 1994, November 21, 1995 and July 14, 1998. The number of shares of Common Stock reserved for issuance pursuant to the Plan is 300,000 shares. The Plan authorizes the Company to grant two types of equity incentives: (i) options intended to qualify as "incentive stock options" ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and (ii) non-qualified stock options ("NQSOs"). The Plan authorizes options to be granted to directors, officers, key employees and consultants of the Company, except that ISOs may be granted only to employees. The Plan is administered by a committee of disinterested directors designated by the Board of Directors (the "Compensation Committee"). Subject to the provisions of the Plan, the Compensation Committee determines who is eligible to receive stock options, together with the nature, amount, timing, exercise price, vesting schedule and all other terms and conditions of the options to be granted.

         Under the Plan, ISOs and NQSOs may have a term of up to ten years. Stock options are not assignable or transferable except by will or the laws of descent and distribution. Stock options granted under the Plan which have lapsed or terminated revert to the status of "unissued" and become available for reissuance.

         At December 31, 2001, options to purchase 52,600 shares of the Company's Common Stock at prices ranging from $4.00 to $5.625 per share were issued and outstanding under the Plan.

CERTAIN TRANSACTIONS

         The Company previously utilized the accounting firm of Golomb, Wills & Company, PC for various financial services. Stephen T. Wills, CPA, MST, a director and former Vice President and Chief Financial Officer of the Company, is a principal of Golomb, Wills & Company, PC. Payments to Golomb, Wills & Company, PC during 2001 and 2000 totaled $0 and $47,390, respectively.

         The Company has a consulting agreement with its founder, former president and former director, Mary G. Clark, RN. In 2001 and 2000 compensation and reimbursed expenses under this agreement were $56,095 and $56,306, respectively.

         The Company purchases marketing services from a firm owned by a director and his son. Total expenses for services rendered in 2001 were $50,816.

         Srini Conjeevaram, a director of the Company, is a general partner in the firm owning $475,000 of convertible bonds outstanding at year end. This firm also holds a significant equity ownership in the Company.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Ernst & Young's fees for the December 31, 2001 annual audit, including fees for quarterly reviews of the financial statements included in the Company's quarterly reports on Form 10-QSB, were $65,000. The Company did not engage Ernst & Young LLP to provide advice to the company regarding financial information systems design and implementation during the year ended December 31, 2001. Fees billed to the Company by Ernst & Young LLP during the year ended December 31, 2001 for all other non-audit services rendered to the Company, including tax-related services, totaled $42,000.

         Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the year ended December 31, 2002.

OTHER BUSINESS

         Management of the Company knows of no other business which will be presented for consideration at the Meeting, but should any other matters be brought before the Meeting it is intended that the persons named in the accompanying proxy will vote at their discretion.

SHAREHOLDER PROPOSALS

         Any shareholder desiring to present a proposal to other shareholders at the next Annual Meeting must transmit such proposal to the Company so that it is received by the Company on or before January 15, 2003. All such proposals should be in compliance with applicable regulations of the Securities and Exchange Commission.

ANNUAL REPORT

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL HOLDER OF COMMON STOCK ON THE RECORD DATE, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO THE CORPORATE SECRETARY, DERMA SCIENCES, INC., 214 CARNEGIE CENTER, SUITE 100, PRINCETON, NEW JERSEY 08540.

By Order of the Board of Directors,

EDWARD J. QUILTY
Chairman of the Board

March 28, 2002

APPENDIX A

DERMA SCIENCES INC.

AUDIT COMMITTEE

CHARTER

Organization

         There shall be a committee of the Board of Directors of the Corporation to be known as the Audit Committee. The Audit Committee shall be composed of not less than two (2) directors each of whom is independent of the Corporation and management of the Corporation and free of any relationship that may interfere with his/her free exercise of such independence.

Statement of Policy

         The Audit Committee shall assist the Board of Directors in fulfilling its responsibilities to the to the shareholders, potential shareholders, the investment community and others relative to the Corporation's financial statements, the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Corporation's financial statements, and the legal compliance and ethics programs as established by management and the Board of Directors. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Committee, independent auditors, the internal financial personnel and management of the Corporation. In discharging its oversight role, the Audit Committee shall have the authority to:

         1.   Investigate any matter discovered by it or brought to its attention;

         2.   Examine all books, records and facilities of the Corporation;

         3.   Interview any and all personnel of the Corporation; and

         4.   Retain outside counsel or other experts for the foregoing purposes.

Responsibilities and Processes

         The primary responsibility of the Audit Committee is to oversee the Corporation's financial reporting processes on behalf of the Board of Directors and report the results of its activities to the Board. The Committee shall take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business practices and ethical behavior. The following shall be the principal processes of the Audit Committee which processes may be supplemented by the Committee, as appropriate:

         1.   The Committee shall have the authority and responsibility to evaluate and, where appropriate, recommend replacement of the independent auditors.

         2.   The Committee shall discuss with the auditors their independence from management and the Corporation and the matters included in the written disclosures required by the Independence Standards Board.

         3.   Annually, the Committee shall recommend to the Board of Directors the selection of the Corporation’s independent auditors, subject to approval of the Corporation’s shareholders.

         4.   The Committee shall discuss with the internal financial personnel and the independent auditors the overall scope and plans for their respective procedures and audits.

         5.   The Committee shall discuss with management, the internal financial personnel and the independent auditors the adequacy and effectiveness of the Corporation’s accounting and financial controls, systems to monitor and manage business risk and legal and ethical compliance programs.

         6.   The Committee shall meet separately with the internal financial personnel and the independent auditors, with and without management present, to discuss the results of their examinations.

         7.   The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Corporation’s Quarterly Reports on Form 10-QSB.

         8.   The Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chairperson of the Committee may represent the entire Committee for the purposes of this review.

         9.   The Committee shall review with management and the independent auditors the financial statements to be included in the Corporation’s Annual Report on Form 10-KSB. (or the annual report to shareholders if distributed prior to the filing of Form 10-KSB). In this connection, the Audit Committee shall exercise its judgment about the quality of conformity to generally accepted accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

         10.   The Committee shall review the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards and shall report to management its recommendations, if any, occasioned thereby.

Procedure

         Meetings of the Audit Committee shall be called upon the request of any member thereof. Notice of such meeting shall be given to each member of the Audit Committee at least three (3) days before the meeting, either orally or in writing. Presence at a meeting of the Audit Committee shall constitute waiver of notice thereof.

         A majority of the members of the Audit Committee shall constitute a quorum for the purpose of taking any action upon any matter that may come before the Committee.

[TEXT OF PROXY CARD]

DERMA SCIENCES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Annual Meeting of Shareholders to be held on May 21, 2002

The undersigned hereby constitutes and appoints Edward J. Quilty as proxy of the undersigned to vote all of the shares of Derma Sciences, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Derma Sciences, Inc. to be held at the offices of the Company, 214 Carnegie Center, Suite 100, Princeton, New Jersey on May 21, 2002, at 10:00 a.m., and any adjournments thereof. This proxy shall be voted on the proposals described in the Proxy Statement as specified below.

The Board of Directors recommends a vote “FOR” each of the following:

1.  ELECTION OF DIRECTORS

Election of nominees: Edward J. Quilty, Srini Conjeevaram, Stephen T. Wills, CPA, MST, James T. O'Brien and C. Richard Stafford, Esq. To withhold authority to vote for an individual nominee, place a line through such nominee's name.

[  ]  FOR all nominees         [  ]  WITHHOLD AUTHORITY for all nominees

2.  RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 31, 2002

[  ] FOR               [  ]  AGAINST               [  ]  ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES AND “FOR” PROPOSAL 2.  THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE MEETING AND THE PROXY STATEMENT. The undersigned also hereby ratifies all that the proxy named herein may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted regardless of whether the undersigned’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

____________________________________
Signature of Shareholder

____________________________________
Signature of Co-Owner

Dated:___________________, 2002

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Please sign this proxy exactly as your name appears in the address at the left. If shares are registered in more than one name, all owners should sign. If you are signing in a fiduciary or representative capacity, such as attorney-in-fact, executor, administrator, trustee or guardian, please give full title and attach evidence of authority. Corporations, please sign with full corporate name by a duly authorized officer or officers. If a partnership, please sign in partnership name by an authorized person.

I/WE PLAN TO ATTEND THE MEETING [ ]